ASSIGNMENT

         ASSIGNMENT,   dated   January  23,  2006,   among  Ronald  C.  Blomkamp
("Assignor"), Scott Praill ("Assignee"), and American Goldrush Corporation, a Canadian corporation (the "Company").

         WHEREAS, Assignor is the owner of 15,000,000 common shares (the "Shares") of the Company;

         WHEREAS, Assignor desires to assign, and Assignee desires to accept, all of Assignor's rights, title, and interest in and to the Shares;

         WHEREAS, pursuant to an Agreement, dated September 2003, between Assignor and the Company (the "September 2003 Agreement"), the Shares are subject to subject to an irrevocable option previously granted by Assignor to the Company, which option grants the Company the right to redeem all or any portion of the Shares at any time at an exercise price of CDN $0.01 per share; and

         WHEREAS, the Assignee agrees to accept the Shares subject to the terms and provisions of the September 2003 Agreement.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Assignment. Assignor hereby gifts, assigns, and transfers without any consideration, and Assignor hereby accepts, all of Assignor's rights, title, and interest in and to the Shares. Given the fact that no stock certificates have been issued evidencing the Shares, said assignment of the Shares shall be evidenced by execution and delivery of this Agreement and a stock power duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Assignee and the Company.

         2.  Representations  and Warranties of Assignor.  In  consideration  of
Assignee's acceptance of the Shares, Assignor represents and warrants to Assignee and the Company as follows:

                  2.1 Authority. Assignor has the right, power, authority and capacity to execute and deliver this Assignment, to consummate the transactions contemplated hereby and to perform his obligations under this Assignment. This Assignment constitutes the legal, valid and binding obligations of Assignor, enforceable against Assignor in accordance with the terms hereof.

                  2.2 Ownership. Assignor is the sole record and beneficial owner of the Shares, has good and marketable title to the Shares, free and clear of all Encumbrances (defined below), other than Encumbrances provided under the

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September  2003  Agreement and under  applicable  securities  laws, and has full legal right and power to sell, transfer and deliver the Shares to Assignee. "Encumbrances" means any liens, pledges, hypothecations, charges, adverse
claims,  options,   preferential  arrangements  or  restrictions  of  any  kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Assignment, Assignee will receive good and marketable title to the Shares, free and clear of all Encumbrances, other than Encumbrances under the September 2003 Agreement and under applicable securities laws. There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

                  2.3 No Further Interests. Neither Assignor nor any of his affiliates has any interest, direct or indirect, in any shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in its business, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets, other than the Shares.

                  2.4 Valid Issuance. The Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

                  2.5 No Conflict. None of the execution, delivery, or performance of this Assignment, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Assignor is a party or by which he is bound, or to which the Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Assignor or the Shares.

                  2.6 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Assignor of any of the transactions on its part contemplated under this Assignment.

                  2.7 Release. Assignor and his agents, representatives, heirs and affiliates and their respective successors and assigns (collectively, the "Releasors") hereby irrevocably and unconditionally release, and forever discharge the Company and its employees, stockholders, officers, directors, agents, representatives and direct and indirect affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the "Company Related Entities") of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney's fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown (collectively, the "Claims"), which any of the Releasors ever had, now have, or hereafter can,

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shall,  or may have,  for,  upon,  or by reason of any matter,  cause,  or thing whatsoever against any of the Company Related Entities.

         3. Representations and Warranties of Assignee.

                  3.1 Restricted Securities. Assignee understands that the Shares have not been registered under the Securities Act of 1933, as amended, or registered or qualified under any the securities laws of any state or other jurisdiction, are "restricted securities," and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Each certificate for any Shares shall bear a legend to the foregoing effect.

                  3.2 Legends. Assignee understands that the Shares are subject to the September 2003 Agreement, and that the certificates evidencing the Shares shall contain a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such shares):

                  THE SECURITES REPRESENTED HEREBY ARE SUBJECT TO AN OPTION PURSUANT TO THE AGREEMENT DATED AS OF SEPTEMBER 30, 2003 BY AND BETWEEN AMERICAN GOLDRUSH CORPORATION AND RONALD C. BLOMKAMP, AND THE ASSIGNMENT, DATED JANUARY 23, 2006, BY AND BETWEEN RONALD C. BLOMKAMP, SCOTT PRAILL, AND AMERICAN GOLDRUSH CORPORATION.

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.



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         4. Indemnification; Survival.

                  4.1 Indemnification. Each party hereto shall jointly and severally indemnify and hold harmless the Company, the other party, and such other party's agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the "Indemnified Persons") from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) (collectively, "Losses") resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties of such party in this Assignment, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Assignment.

                  4.2 Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

         5. Miscellaneous.

                  5.1 Further Assurances. From time to time, each party shall take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Assignment.

                  5.2 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

                  (1) If to Assignor:

                                    Ronald C. Blomkamp
                                    4918 Martin Court
                                    West Vancouver A1 3J2 V7W

                  (2) If to Assignee:

                                    Scott Praill
                                    2001-889 Homer Street
                                    Vancouver, B.C., Canada, V6B 5S3


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                  (3)      If to the Company

                                    American Goldrush Corporation
                                    Suite 708, 1155 West Pender Street
                                    Vancouver, B.C., Canada V6E 2P4


Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                  5.3  Choice  of  Law.  This  Assignment   shall  be  governed,
construed and enforced in accordance with the laws of the Province of British Columbia, Canada, without giving effect to principles of conflicts of law.

                  5.5 Entire Agreement. This Assignment sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Assignment.


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         IN WITNESS  WHEREOF,  the parties have duly executed this Assignment as of the date first above written.


                                             /s/ RONALD C. BLOMKAMP
                                             -----------------------------
                                             RONALD C. BLOMKAMP

                                             /s/ SCOTT PRAILL
                                             -----------------------------
                                             SCOTT PRAILL


                                             AMERICAN GOLDRUSH CORPORATOIN

                                             By:      /s/ Andrew Gourlay
                                             -----------------------------
                                             Name:    Andrew Gourlay
                                             Title:   President